SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered into as of March 22, 2004, by and between IP^2 BIOTECH, LLC ("IP^2") and GeoVax, Inc. ("GeoVax").

IP^2 has borrowed $2,750,000 (the "Loan") from GeoVax to enable IP^2 to purchase 2,291,665 shares of GeoVax's common stock, no par value, from GeoVax (the "Purchased Shares"), under the terms of a Subscription Agreement dated the date hereof (the "Subscription Agreement"). IP^2 has delivered an Installment Note of even date herewith to GeoVax in the principal amount of the Loan (together with all extensions, renewals, amendments and modifications thereof, the "Note"). To secure the payment of all Obligations (as hereinafter defined), IP^2 has agreed to grant GeoVax a security interest in the Purchased Shares.

Therefore, in consideration of the premises and the agreements and covenants contained herein, the parties hereto agree as follows.

1. Security Interest.

(a) As security for payment of all liabilities and obligations of IP^2 to GeoVax of every kind and description under the Note or hereunder, whether now existing or hereafter arising, fixed or contingent, due or to become due (the "Obligations"), IP^2 hereby grants GeoVax a continuing security interest in and security title to the Purchased Shares and all dividends, income, cash, options, warrants, rights, instruments and other property, interests or proceeds from time to time in effect, received, receivable or otherwise distributed in respect of, or in exchange, replacement, renewal or substitution for, any or all of the Purchased Shares (collectively, the "Collateral").

(b) Concurrently herewith, GeoVax has delivered to IP^2 five (5) certificates in the following denominations representing the Purchased Shares, and IP^2 has delivered to GeoVax stock transfer powers executed in blank with respect to the Collateral represented by each certificate:

Certificate Number	Number of Shares Represented By Certificate	Installment Corresponding to the Collateral Represented by Certificate
53	208,333	$250,000
54	416,666	$500,000
55	416,666	$500,000
56	625,000	$750,000
57	625,000	$750,000
TOTAL	2,291,665	$2,750,000

(c) Beneficial ownership of the Collateral, including, without limitation, all voting, consensual and dividend rights, will remain in IP^2 until the occurrence of a Default under Section 4 hereof. At GeoVax's option, the certificates representing the Collateral will bear the following legend: "THESE SHARES ARE SUBJECT TO A SECURITY AGREEMENT DATED MARCH 22, 2004."

(d) Upon each payment in full of an installment due under the Note, together with all other sums due in respect of such installment, if any, the Collateral corresponding to such installment (as shown on the table contained in subsection (b) above) will cease to be Collateral under this Agreement; upon tender to GeoVax of the certificate corresponding to such Collateral, GeoVax will remove from that certificate the legend specified in subsection (c) above, and deliver to IP^2 a replacement certificate without such a legend; and the remaining Collateral will consist only of those Purchased Shares for which GeoVax has not received payment, together

with all dividends, income, cash, options, warrants, rights, instruments and other property, interests or proceeds from time to time in effect, received, receivable or otherwise distributed in respect of, or in exchange, replacement, renewal or substitution for, any or all of these Purchased Shares (the "Remaining Collateral").

2. Warranty. IP² hereby represents and warrants to GeoVax that: IP² owns the Collateral free and clear of all liens, claims and encumbrances, except for the security interest created hereby; IP²'s chief place of business, the chief executive office and the office where IP² keeps its books and records all have been located at the place specified on the signature page hereof; and IP² does not do business as of the date hereof, nor has it done business in the past, under any name, trade name or fictitious business name except for its name shown on the signature page hereof.

3. Covenants.

(a) IP² will not transfer, assign or otherwise dispose of its beneficial interest in any of the Remaining Collateral without the prior written consent of GeoVax.

(b) IP² will not permit any change in the control of IP², including but not limited to the transfer of an amount of its membership interests sufficient to effect a change in control, or the change or addition of any manager sufficient to effect a change in control, without the prior written consent of GeoVax.

(c) For so long as IP² will have the right to vote the Remaining Collateral, IP² covenants and agrees that it will not, without the prior written consent of GeoVax, vote or take any consensual action with respect to the Remaining Collateral which would constitute a default under this Agreement.

(d) IP² will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action GeoVax may reasonably request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable GeoVax to exercise and enforce its rights and remedies hereunder with respect to any Remaining Collateral, including but not limited to executing and filing such financing or continuation statements, or amendments thereto, and such other instruments or notices, as GeoVax may reasonably request in order to perfect and preserve the security interests granted or purported to be granted hereby; provided, however, this subsection will not be construed to, or actually, require IP² to surrender or deliver to GeoVax, and IP² will at all times after the effective date of this Agreement be entitled to retain, actual possession of the certificates evidencing the Purchased Shares, subject to the rights of GeoVax under Section 4 below.

(e) IP² will notify GeoVax promptly in writing at least 30 days prior to (i) any change in IP²'s name, identity, mailing address, jurisdiction of organization or limited liability company structure, or (ii) IP²'s commencing the use of any trade name, assumed name or fictitious name.

(f) IP² will keep the Remaining Collateral at the location specified on the signature page hereof, and will give GeoVax thirty (30) days prior written notice of any change in its chief place of business or of any new location of business or any new location for any of the Remaining Collateral.

4. Default. Upon the occurrence of a default under the Note, or if IP² fails to perform or observe any provision of this Agreement or any other document or instrument which evidences or secures any of the Obligations, and fails to cure such alleged failure within 15 business days after GeoVax gives notice to IP² specifying the alleged failure (any such occurrence or uncured failure being hereinafter referred to as a "Default"), GeoVax will be entitled (but not obligated) to exercise the following rights, which IP² hereby agrees are commercially reasonable:

(a) to receive all amounts payable in respect of the Remaining Collateral otherwise payable to IP², and to exercise all of the rights, powers and remedies of IP² with respect to such payments;

(b) to transfer all or any part of the Remaining Collateral into GeoVax's name or the name of its nominee or nominees in satisfaction of the installments under the Note corresponding to such Remaining Collateral;

(c) to vote all or any part of the Remaining Collateral (whether or not transferred into the name of GeoVax) and give all consents, waivers and ratifications in respect of the Remaining Collateral and otherwise act with respect thereto as though it were the outright owner thereof; and

(d) foreclose or enforce by any legal or equitable means all or any promises to pay, security interests, mortgage interests, liens, assignments, or pledges created by this Agreement, the Note, or any other document, instrument or agreement which evidences or secures any Obligations.

5. Additional Rights of GeoVax. In addition to its rights and privileges under this Agreement, GeoVax will have all the rights, powers and privileges of a secured party under the Georgia Uniform Commercial Code and other applicable law. The rights and remedies provided in the Obligation Agreements or otherwise under applicable law will be cumulative, and the exercise of any particular right or remedy will not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

6. GeoVax Appointed Attorney-In-Fact. Effective immediately upon the occurrence of a Default, IP^2 hereby constitutes and appoints GeoVax, with full power of substitution, IP^2's attorney-in-fact and grants GeoVax an IRREVOCABLE PROXY for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which GeoVax may deem necessary or advisable to accomplish the purposes hereof, including but not limited to voting the Remaining Collateral in any manner GeoVax deems advisable, which appointment is coupled with an interest and is irrevocable.

7. Indemnification. IP^2 agrees to indemnify and save GeoVax harmless from and against any liability or damage which GeoVax may incur, in good faith and without negligence, in the exercise or performance of any of GeoVax's powers and duties specifically set forth herein.

8. Waivers. WITH RESPECT TO THIS AGREEMENT AND THE OBLIGATIONS, EXCEPT AS OTHERWISE SET FORTH HEREIN, IN THE SUBSCRIPTION AGREEMENT AND/OR THE NOTE, IP^2 HEREBY WAIVES: NOTICE OF ACCEPTANCE; PRESENTMENT AND DEMAND FOR PAYMENT; AND PROTEST AND NOTICE OF DISHONOR OR DEFAULT.

9. Miscellaneous.

(a) Entire Agreement. This Agreement and the instruments, agreements, and other documents contemplated hereby supersede all prior discussions, understandings, and agreements between and among the parties with respect to the matters contained herein, and this Agreement and the instruments, agreements, and other documents contemplated hereby contain the sole and entire agreement between the parties hereto with respect to the matters contemplated herein.

(b) Amendments. This Agreement may not be amended or supplemented except in writing by the parties hereto.

(c) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

(d) Effect of Headings. The section headings herein are for convenience only and will not affect the construction or interpretation of this Agreement.

(e) Binding Effect. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States of America and the State of Georgia.

(g) Notices. All notices or other communications hereunder will be in writing and will be deemed to have been validly served, given or delivered (i) five (5) days after deposit in the United States mail, prepaid, by certified mail, with return receipt requested; (ii) when delivered personally; (iii) one (1) day after delivery to a nationally recognized overnight courier; or (iv) when transmitted by fax with return confirmation of receipt if a copy is concurrently transmitted by U.S. mail or overnight courier as stated above; in all cases, if applicable, with delivery prepaid and addressed to the party to be notified to the address set forth beneath such party's signature below, or to such other address and fax number of which a party has given notice to the other party as provided in this subsection.

(h) Attorney's Fees. In any lawsuit arising out of, based upon, or relating to, this Agreement, the prevailing party will be entitled to recover all reasonable costs, expenses, and attorney's fees actually incurred by the prevailing party.

The parties hereto have executed the Agreement as of the day and year first written above.

IP² BIOTECH, LLC

By: ______________________

Michael Appleby, its Chief Executive Officer
IP² Biotech, LLC
1100 Glendon Avenue
Suite 1830
Los Angeles, CA 90024
Fax: 310-209-1390

GEOVAX, INC.

By: ______________________

Donald G. Hildebrand, CEO
1256 Briarcliff Road
Atlanta, GA 30318
Fax: 404-712-9357